Exhibit 10.3

ALLOS THERAPEUTICS, INC.

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

BRUCE GOLDSMITH

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into effective as of May 22, 2009, by and between ALLOS THERAPEUTICS, INC. (the “Company”) and BRUCE GOLDSMITH (“Employee”) (collectively, the “Parties”).

RECITALS:

WHEREAS, the Parties entered into an Employment Agreement on April 29, 2009 (the “Employment Agreement”);

WHEREAS, the Company granted restricted stock units to its executive officers and certain other employees as part of the Company’s 2009 annual performance review and appraisal process; and

WHEREAS, the Company and Employee have agreed to this First Amendment in order to, among other things, provide for (i) cessation of vesting of all of Employee’s unvested stock options and/or other equity awards should Employee’s employment be terminated under circumstances other than in connection with a change of control of the Company, and (ii) reduction of the acceleration of vesting of all unvested stock options and/or other equity awards, as necessary, if certain payments to the Employee are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the promises, mutual covenants, the above recitals, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.     The last sentence of each of Section 10(a), Section 10(b), Section 10(c) and Section 10(d) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“Vesting of any unvested stock options and/or other equity awards shall cease on the date of termination.”

2.     The last sentence of Section 14(b) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“The reduction of Employee’s Payments pursuant to this Section 14, if applicable, shall be made by first reducing the acceleration of Employee’s stock option vesting (if any) and the acceleration of the vesting of Employee’s other equity awards (if any), and then by reducing the payments under Section 10(e)(v), (iv), (ii), (iii), (i), in that order, unless an alternative method of reduction is elected by Employee, subject to approval by the Company, and in any event shall be made in such a manner as to maximize the economic present value of all Payments actually made to Employee, determined by the Accounting Firm as of the date of the Change in Control for purposes of Section 280G of the Code using the discount rate required by Section 280G(d)(4) of the Code.”

3.     Section 15(a) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Taxes.  Except as specifically set forth herein, Employee agrees to be responsible for the payment of any taxes due on any and all compensation, stock options and/or other equity awards, or other benefits provided by the Company pursuant to this Agreement.”

4.     Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

5.     This First Amendment may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance.

6.     This First Amendment and all disputes relating to this First Amendment shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.  The Parties acknowledge that this First Amendment constitutes the minimum contacts to establish personal jurisdiction in Colorado and agree to a Colorado court’s exercise of personal jurisdiction.  The Parties further agree that any disputes relating to this First Amendment shall be brought in courts located in the State of Colorado.

7.     This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.  The execution of this First Amendment may be by actual or facsimile signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each duly executed this FIRST AMENDMENT TO EMPLOYMENT AGREEMENT effective as of the date and year first written above.

ALLOS THERAPEUTICS, INC.

By:	/s/ Paul L. Berns
Name:	Paul L. Berns
Title:	President and Chief Executive Officer

EMPLOYEE:

/s/ Bruce Goldsmith
BRUCE GOLDSMITH

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

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